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                                                                    EXHIBIT 21.1



                      SUBSIDIARIES OF INLAND RESOURCES INC.


                                                                            STATE OF
                                                 PERCENTAGE              INCORPORATION
                       NAME                      OWNERSHIP              OR ORGANIZATION
Inland Production Company                         100.00%                    Texas

Inland Working Capital Company                    100.00%                     Utah

West Monument Butte Pipeline Company               83.86%                     Utah